Exhibit 1.1

16,000,000 Ordinary Shares

LYONDELLBASELL INDUSTRIES N.V.

UNDERWRITING AGREEMENT

September 3, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As Representative of the several Underwriters listed in Schedule A-2

Ladies and Gentlemen:

1. Introductory. Each of the selling shareholders listed on Schedule A-1 hereto (the “Selling Shareholders”) of LyondellBasell Industries N.V., a public company with limited liability (naamloze vennootschap) in the country of The Netherlands (the “Company”), agrees with the several Underwriters named in Schedule A-2 hereto (the “Underwriters”) to sell to the several Underwriters an aggregate of 16,000,000 ordinary shares, par value €0.04 per share, of the Company (the “Offered Securities”). To the extent that only one Underwriter is listed on Schedule A-2 hereto, all references to the Representative and the Underwriters shall refer just to you. The ordinary shares, par value €0.04 per share, of the Company, are herein called the “Ordinary Shares.”

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-189375), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:15 p.m. (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 4 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that the form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the Effective Time relating to the Offered Securities and (B) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company by (x) any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(a) hereof and (y) any Selling Shareholder, as applicable, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.

(c) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (B) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form reasonably satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offer and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated September 3, 2013, including the base prospectus, dated June 17, 2013 (which is the most recent Statutory Prospectus distributed to investors generally), including any documents incorporated by reference therein, and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company by (x) any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(a) hereof or (y) any Selling Shareholder, as applicable, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, including the documents incorporated by reference in the General Disclosure Package and the Final Prospectus, when they were filed with the Commission, do not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by (x) any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(a) hereof or (y) any Selling Shareholder, as applicable, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof. Each Issuer Free Writing Prospectus, when it was filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations.

(g) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(h) Offered Securities. The Offered Securities and all other outstanding Ordinary Shares have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company, including the Offered Securities, are validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Ordinary Shares except as disclosed in the General Disclosure Package, which rights are not implicated in connection with the transactions contemplated hereby; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(i) Incorporation and Good Standing of the Company. The Company has been duly incorporated and exists as a public limited liability company (naamloze vennootschap) under the laws of The Netherlands, with corporate power to own its properties and conduct its business as described in the General Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a material adverse change in or effect on the business, prospects, condition (financial or other), shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”).

(j) Significant Subsidiaries. Each subsidiary of the Company that is a significant subsidiary as defined in Regulation S-X, Item 1-02(w) promulgated by the Commission (collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate, limited liability company or limited partnership) to own its properties and conduct its business as described in the General Disclosure Package, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Change; and all the outstanding shares of capital stock or other ownership interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and (except (i) in the case of foreign subsidiaries, for directors’ qualifying shares, (ii) the pledge of such stock or other ownership interests pursuant to the security agreements, pledge agreements, indentures, mortgages and deeds of trust securing or permitted by the Company’s senior secured debt as set forth in the General Disclosure Package and (iii) as otherwise set forth in the General Disclosure Package) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests or similar claims other than as disclosed in the General Disclosure Package or as would not result in a Material Adverse Change (each, a “Lien”).

(k) Capitalization and Other Capital Stock Matters; Material Adverse Change. There has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any Material Adverse Change, from that set forth in the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement); and, except as set forth in the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) or incurred any liability, direct or contingent, material to the Company and its subsidiaries taken as a whole.

(l) No Finder’s Fee. Except as disclosed in the General Disclosure Package or contemplated by this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Offered Securities.

(m) Registration Rights. Except as disclosed in the General Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered pursuant to the Registration Statement or registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company or any of its subsidiaries has granted registration rights that would otherwise be implicated by the offering of the Offered Securities has agreed not to exercise such rights in connection with such offering.

(n) Listing. The Offered Securities have been approved for listing on the New York Stock Exchange.

(o) Non-Violation of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its certificate of incorporation or memorandum or articles of association or bylaws or other constitutive documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not result in a Material Adverse Change. The offer and sale of the Offered Securities hereunder and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except where any such foregoing occurrence will not prevent the consummation of the transactions contemplated herein and would not result in a Material Adverse Change), or result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is party or by which the Company or any of its subsidiaries or their respective property is bound (except where any such imposition or creation of a Lien will not prevent the consummation of the transactions contemplated herein and would not reasonably be expected to result in a Material Adverse Change), nor will any such action result in any violation of (i) the provisions of the articles of association or the rules of the supervisory or management boards of the Company or any applicable law or statute or (ii) any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company for the offer and sale of the Offered Securities by the Selling Shareholder hereunder or the consummation by the Company of the transactions contemplated by this Agreement except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained or made under the Act and as may be required under state securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Offered Securities by the Underwriters.

(p) Preparation of the Financial Statements. The financial statements, and the related notes thereto, included or incorporated by reference in the General Disclosure Package present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, and the supporting schedules, if any, included or incorporated by reference in the General Disclosure Package present fairly the information required to be stated therein. The other financial and statistical information and data included or incorporated by reference in the General Disclosure Package (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(q) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company (and its predecessor) and its subsidiaries are independent public accountants as required by the Act and the Exchange Act.

(r) Disclosure Controls. Other than as set forth in the General Disclosure Package, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act). The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(s) Internal Controls and Procedures. Other than as set forth in the General Disclosure Package, the Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the General Disclosure Package, or in any document incorporated by reference therein, since the end of the Company’s most recent fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t) No Material Actions or Proceedings. Other than as set forth in the General Disclosure Package, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which would individually or in the aggregate reasonably be expected to result in a Material Adverse Change; and there are no statutes, regulations, contracts or other documents that are required by the Act to be disclosed in the Registration Statement and the General Disclosure Package which are not so disclosed (including by way of incorporation by reference).

(u) Title to Properties. The Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) as described or referred to in the General Disclosure Package or (ii) such other encumbrances and defects that do not affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries in any manner that would result in a Material Adverse Change; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

(v) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described (including by way of incorporation by reference) in the Registration Statement and the General Disclosure Package which is not so described.

(w) All Necessary Permits, etc. Each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as would not, individually or in the aggregate, result in a Material Adverse Change, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company or any of its subsidiaries could, individually or in the aggregate, result in a Material Adverse Change; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Change.

(x) Tax Law Compliance. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes and all assessments received by them or any of them to the extent that such taxes or assessments have become due and are not being contested in good faith, except to the extent that the failure to file or pay, as applicable, such returns, taxes and assessments would not, singly or in the aggregate, result in a Material Adverse Change.

(y) Labor Matters. There are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to result in a Material Adverse Change.

(z) Compliance with and Liability under Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Change, and except as disclosed in the General Disclosure Package.

(aa) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, result in a Material Adverse Change, except as disclosed in the General Disclosure Package.

(bb) Insurance. Each of the Company and its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company does not have any reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(cc) ERISA Compliance. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) is in compliance with ERISA, (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, (iii) no “employee benefit plan” for which the Company or any ERISA Affiliate could have any liability has failed to satisfy the minimum funding standard (within the meaning of Section 412 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) or Section 302 of ERISA) applicable to such plan or filed pursuant to Section 412(c) of the Code or Section 302(c) of ERISA an application for a waiver of the minimum funding standard with respect to any such “employee benefit plan,” (iv) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” that has not been satisfied in full or (B) Sections 4971 or 4975 of the Code, and (v) each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to its qualified status and the Company is not aware of any circumstances reasonably likely to result in the loss of the qualification of any such plan under Section 401 of the Code. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Company or such subsidiary is a member.

(dd) No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the General Disclosure Package, to the knowledge of the Company, neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is aware of or, has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the Bribery Act 2010 of the United Kingdom (the “UK Bribery Act”). Except as otherwise disclosed in the General Disclosure Package, to the knowledge of the Company, the Company and its affiliates have conducted their businesses in compliance with the FCPA and the UK Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ee) No Conflict with Money Laundering Laws. Except as otherwise disclosed in the General Disclosure Package, the operations of the Company and its subsidiaries, to the knowledge of the Company, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or any of its subsidiaries, threatened.

(ff) No Conflict with OFAC Laws. Except as otherwise disclosed in the General Disclosure Package, to the knowledge of the Company, neither the Company nor any of its subsidiaries (collectively (for purposes of this paragraph only), the “Company”) or any director, officer, employee, agent, affiliate or representative of the Company is an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.

(gg) Not an “Investment Company.” The Company is not and, after giving effect to the offer and sale of the Offered Securities by the Selling Shareholders as described in the General Disclosure Package, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(hh) Ratings. Since January 1, 2013, no “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any subsidiary, any securities of the Company or any subsidiary or has indicated to the Company that it is considering the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or any change in the outlook for any rating of the Company or any subsidiary or any securities of the Company or any subsidiary.

(ii) No Price Stabilization or Manipulation. The Company has neither taken nor will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(jj) Residency of Company. The Company is resident in the United Kingdom for tax purposes.

(kk) Securities Free of Taxes. Except for any net income or franchise taxes imposed on the Underwriters by the United Kingdom or the United States or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement and the General Disclosure Package) between the Underwriters and the jurisdiction imposing such tax, no value added tax will have to be charged by the Company and no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United Kingdom or the United States or any political subdivision or taxing authority thereof or therein, in connection with (i) the execution, delivery, consummation or enforcement of this Agreement or any other document or instrument to be furnished hereunder; (ii) the sale of the Offered Securities to the Underwriters in the manner contemplated herein; or (iii) the resale and delivery of such Securities by the Underwriters in the manner contemplated in the General Disclosure Package.

(ll) Local Qualification. It is not necessary under the laws of The Netherlands (i) to enable the Underwriters to enforce their rights under this Agreement or any other document or instrument to be furnished hereunder, to enable any holder of Offered Securities to enforce their respective rights thereunder or any other document or instrument to be furnished thereunder, provided that they are not otherwise engaged in business in The Netherlands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement or the offering or sale by the Selling Shareholder of the Offered Securities, for any of the Underwriters or any holder of Offered Securities or the Company to be licensed, qualified or entitled to carry out business in The Netherlands.

(nn) Form of This Agreement. This Agreement and any other document or instrument to be furnished hereunder are in proper form under the laws of The Netherlands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in The Netherlands of this Agreement and any other document or instrument to be furnished hereunder, it is not necessary that any such document or instrument to be furnished hereunder be filed or recorded with any court or other authority in The Netherlands.

(oo) Submission to Jurisdiction; Agent for Service of Process. The Company has the power to submit, and pursuant to Section 16(a) of this Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 16(a) of this Agreement), and has the power to designate, appoint and empower, and pursuant to Section 16(a) of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(pp) Immunity from Jurisdiction. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of The Netherlands.

3. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to, and agrees with, the several Underwriters that:

(a) Title to Securities. Immediately prior to the Closing Date, each Selling Shareholder will be the beneficial holder or record holder of its Offered Securities and will hold such Offered Securities free and clear of all liens, encumbrances, equities or claims, and such Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on the Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on the Closing Date hereunder, assuming that the Underwriters have no notice of any adverse claims within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), the several Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Offered Securities purchased by the several Underwriters, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Underwriters, and excluding any lien, security interest or other encumbrance created by an Underwriter, it being understood that nothing under this Agreement constitutes a lien, security interest or other encumbrance for purposes of this Section 3(a).

(b) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder is required for the execution, delivery and performance of this Agreement by any Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby, except (i) such as have been obtained and made on or prior to the Closing Date, (ii) such as may be required under the Act, the Rules and Regulations, foreign or state securities laws (including “Blue Sky” laws) or the rules and regulations of the FINRA and (iii) for such consents, approvals, authorizations or orders as would not adversely affect in any material respect such Selling Shareholder’s ability to perform its obligations hereunder.

(c) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of such Selling Shareholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults as would not reasonably be expected to materially adversely affect such Selling Shareholder’s ability to perform its obligations hereunder.

(d) Compliance with Securities Act Requirements. (i) (A) At the Effective Time relating to the Offered Securities and (B) on the Closing Date, the Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) as of the Applicable Time, neither the General Disclosure Package nor any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this Section 3(e) shall apply only to the extent that any statements in or omissions from the Registration Statement, the Final Prospectus or the General Disclosure Package are based upon written information furnished to the Company by such Selling Shareholder specifically for use therein; it being understood that the only such information furnished in writing to the Company by the Selling Shareholders specifically for use therein is that information described in Section 9(b) of this Agreement.

(e) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(f) No Finder’s Fee. Except as disclosed in the General Disclosure Package and Final Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(g) Material Information. As of the date hereof and as of the Closing Date, the sale of the Offered Securities by such Selling Shareholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus.

4. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Shareholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder, at a purchase price of $69.43 per share, that number of Offered Securities (subject to adjustment by the Representative to eliminate fractions) obtained by multiplying the number of Offered Securities set forth opposite the name of such Selling Shareholder in Schedule A-1 hereto, in the case of a Selling Shareholder, in each case by a fraction the numerator of which is the number of Offered Securities set forth opposite the name of such Underwriter in Schedule A-2 hereto and the denominator of which is the total number of Offered Securities.

The Selling Shareholders will deliver the Offered Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to the brokerage accounts specified by the Selling Shareholders and acceptable to the Representative that have so delivered the Offered Securities on behalf of the Selling Shareholders, at the office of Davis Polk & Wardwell LLP, at 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York time, on September 9, 2013, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Offered Securities so to be delivered or evidence of their transfer will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

4A. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Selling Shareholders. The Company agrees with the several Underwriters and the Selling Shareholders that:

(a) Filing of Prospectuses. The Company will timely file the Final Prospectus pursuant to and in accordance with Rule 424(b). The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b). The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will not effect such amendment or supplement without the Representative’s prior written consent (not to be unreasonably withheld), except that such consent shall not be required if, in the written opinion of outside counsel to the Company, such amendment or supplement is required by law; the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date, the Company will make generally available to its shareholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Representative copies of the Registration Statement (of which will be signed), including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests. The Final Prospectus shall be so furnished on or prior to 5:30 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange to obtain the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representative reasonably requests and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Underwriters; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject.

(g) Reporting Requirements. During the period of two years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representative (i) as soon as publicly available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company and each Selling Shareholder will pay all expenses incident to the performance of the obligations of the Company and such Selling Shareholder, as the case may be, under this Agreement, including but not limited to (i) all such expenses incident to the sale and delivery of the Offered Securities (including all printing and engraving costs, if any), (ii) all necessary issue, transfer and other stamp taxes in connection with the sale of the Offered Securities by the Selling Shareholders to the Underwriters or the resale and delivery of such Offered Securities by the Underwriters as contemplated in the Final Prospectus, (iii) all such fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all such costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the General Disclosure Package and the Final Prospectus (including financial statements and exhibits, as applicable), and all amendments and supplements thereto and the Offered Securities, (v) all filing fees, such attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters pursuant to Section 5(f) hereof (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the General Disclosure Package or the Final Prospectus), (vi) any filing fees incident to, and such fees and disbursements of counsel to the Underwriters in connection with the review by FINRA, if any, of the terms of the sale of the Offered Securities, (vii) all such fees and expenses (including reasonable out-of-pocket fees and expenses of counsel) of the Company in connection with the performance by the Company of its obligations under this Agreement, (viii) fees and expenses incident to listing the Offered Securities on the New York Stock Exchange and (ix) all reasonable and documented marketing and “road show” expenses except 50% of the cost of a chartered aircraft; provided that if the Closing Date never occurs, the Company shall reimburse the Underwriters for their costs and expenses, including fees and expenses of counsel. Except as provided in this Section 5(h) and Sections 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Notwithstanding the foregoing, as between the Company and the Selling Shareholders, the provisions of this Section 5(h) shall not affect any agreement that the Company and the Selling Shareholders may have or make regarding the allocation of expenses between the Company and Selling Shareholders.

(i) Absence of Manipulation. The Company and the Selling Shareholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j) Restriction on Sale of Securities by the Selling Shareholders. For the period specified below (the “Lock-Up Period”), each Selling Shareholder will not, directly or indirectly, take any of the following actions with respect to any Ordinary Shares or any securities convertible into or exchangeable or exercisable for any Ordinary Shares (“Lock-Up Securities”): (i) offer, sell, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up

Securities within the meaning of Section 16 of the Exchange Act or (v) publicly disclose the intention to take any of the foregoing actions, without the prior written consent of the Representative. The initial Lock-Up Period will commence on the date hereof and continue for 30 days after the date hereof or such earlier date that the Representative consents to in writing.

Notwithstanding the foregoing paragraph, the foregoing restrictions with respect to the Selling Shareholders shall not apply to: (i) any sale of Ordinary Shares acquired by such Selling Shareholder in the open market following the date hereof; (ii) any transfer of Lock-Up Securities (A) to a family member or trust, (B) as a bona fide gift or gifts, (C) by will or intestate succession or (D) pursuant to a sale of 100% of the outstanding Ordinary Shares (including, without limitation, in connection with a tender offer for such Ordinary Shares or by way of merger of the Company with another person) to a third party or group of third parties that are not affiliates of the Company, provided that the opportunity to participate in such sale, tender offer, merger or other such transaction is offered to all holders of Ordinary Shares or, with respect to any statutory merger of consolidation in which the Company is a constituent company, the participation of holders of Ordinary Shares is not voluntary (or is otherwise pursuant to an exercise of dissenters’ rights applicable to any such statutory merger or consolidation); (iii) any transfer of Lock-Up Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted under this Section 5(k); (iv) any transfer of Lock-Up Securities by the Selling Shareholders to any wholly-owned subsidiary or any shareholders, partners, members or similar persons of the Selling Shareholders; (v) the Offered Securities to be sold by such Selling Shareholder pursuant to this Agreement; and (vi) any sale, transfer or other disposition of Ordinary Shares by any of the Selling Shareholders or their transferees (in an aggregate amount for all such Ordinary Shares not to exceed 150,000 Ordinary Shares); provided that: (A) for the purposes of clauses (ii), (iii) and (iv), it shall be a condition to such transfer that the transferee (if not already subject to this Agreement as a Selling Shareholder) executes and delivers to the Representative a written agreement that is satisfactory to the Representative stating that the transferee is receiving and agrees to hold such Lock-Up Securities subject to and in accordance with the provisions and restrictions in this Section 5(k) and that there shall be no further transfer of such Lock-Up Securities except in accordance with this Section 5(k), provided that for the purposes of subclause (ii)(D), such agreement shall terminate at such time as such third party or group of third parties have acquired 100% of the outstanding Ordinary Shares; (B) for the purposes of clauses (ii)(A) through (C), (iii) and (iv), any such transfer shall not involve a disposition for value; and (C) for the purposes of clauses (i) through (iii) (except for subclause (ii)(D)), no filing under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer and no other public filing, report or announcement regarding such transfer is voluntarily effected by any party to such transfer.

(k) USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act, the Company acknowledges and agrees that the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly make such identifications.

(l) Each Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the sale of the Offered Securities to be sold by it and on the execution and delivery of this Agreement (it being expressly understood that the foregoing shall not apply to the extent that the Underwriters receive a refund or rebate with respect to New York transfer taxes). All payments to be made by such Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

6. Free Writing Prospectuses. The Company and each Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of each of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein (as though made on the Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, covering the financial information in the General Disclosure Package and other customary matters. In addition, on the Closing Date, the Underwriters shall have received from PricewaterhouseCoopers LLP, a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 2 days prior to the Closing Date.

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, any Selling Shareholder or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date: (i) in the judgment of the Representative there shall not have occurred any Material Adverse Change; and (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(d) Opinions of Counsel for the Company and the Selling Shareholders. The Representative shall have received the favorable opinions, dated the Closing Date, of (i) De Brauw Blackstone Westbroek N.V., Dutch counsel for the Company, substantially in the form of Schedule C-1 hereto, (ii) Baker Botts L.L.P., U.S. counsel for the Company, substantially in the form of Schedule C-2 hereto, (iii) Craig B. Glidden, Chief Legal Officer for Lyondell Chemical Company, substantially in the form of Schedule C-3 hereto, (iv) Cleary Gottlieb Steen & Hamilton LLP, United Kingdom tax counsel for the Company, substantially in the form of Schedule C-4 hereto, (v) Akin Gump Strauss Hauer & Feld LLP, counsel for the Selling Shareholders, substantially in the form of Schedule D-1 hereto, with respect to matters of New York and U.S. federal law, (vi) Walkers, Cayman Islands counsel to the Selling Shareholders, substantially in the form of Schedule D-2 hereto, (vii) Loyens & Loeff Luxembourg S.à r.l., Luxembourg counsel to the Selling Shareholders, substantially in the form of Schedule D-3 hereto and (viii) Maples and Calder, Cayman Islands counsel to Stone Tower CDO II Ltd. (“Stone Tower”), substantially in the form of Schedule D-4 hereto, in each case, subject to such customary limitations and assumptions as may be stated therein.

(e) Opinion of Counsel for Underwriters. The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require. In rendering such opinions, Davis Polk & Wardwell LLP may rely as to the incorporation of the Company and all other matters governed by the laws of the country of The Netherlands upon the opinions referred to above in Section 7(d).

(f) Officers’ Certificate. On the Closing Date the Underwriters shall have received a written certificate executed by one of the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Legal Officer, or Treasurer of the Company, or by any member of the management board of the Company or any person who has been appointed an attorney-in-fact by a resolution of the management board of the Company so long as the power of attorney granted by such resolution remains in effect, dated as of the Closing Date, to the effect set forth in Section 7(c)(ii) hereof, and further to the effect that: (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change; (ii) the representations, warranties and covenants of the Company set forth in Section 2 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and (iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g) Form W-9 / Form W-8. To avoid 28% backup withholding, the Representative shall have received from each Selling Shareholder on or prior to the Closing Date a properly completed and executed Internal Revenue Service Form W-9 or Form W-8, as applicable, together with all required attachments to such form (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(h) Additional Documents. On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the offer and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company and the relevant Selling Shareholders at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5(h), 8 and 9 hereof shall at all times be effective and shall survive such termination.

The Company and the Selling Shareholders will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 7 or Section 11 hereof (other than solely because of the termination of this Agreement pursuant to clauses (ii), (iii) or (iv) of Section 11), including if the sale to the Underwriters of the Offered Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Selling Shareholder to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company agrees to reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offer and sale of the Offered Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

9. Indemnification and Contribution. (a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, its selling agent and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, selling agent or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or is otherwise permitted in Section 9(e) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, selling agent or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, selling agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Underwriter, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the following information in the General Disclosure Package and the Final Prospectus furnished on behalf of each Underwriter: the information related to stabilizing transactions, syndicate covering transactions and penalty bids contained in the fifth and sixth paragraphs under the caption “Underwriting”. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of Underwriters by the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, its selling agent and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, selling agent or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or is otherwise permitted in Section 9(e) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, selling agent or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, selling agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that each Selling Shareholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished by such Selling Shareholder specifically for use therein, it being understood and agreed that the only such information consists of the following information in the General Disclosure Package and the Final Prospectus furnished on behalf of each Selling Shareholder: the statements relating to such Selling Shareholder in the table and accompanying footnotes under the caption “Selling Shareholders”; provided further, however, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Shareholder from the sale of the Offered Securities sold by such Selling Shareholders hereunder.

(c) Indemnification of the Company and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Selling Shareholder and each of its directors, officers who signs a Registration Statement and each person, if any, who controls the Company or such Selling Shareholder within the meaning of the Act or the Exchange Act (each, an “Underwriter Indemnified Party”), against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter or is otherwise permitted in Section 9(e) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and to reimburse such Underwriter Indemnified Party for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Underwriter Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Selling Shareholders hereby acknowledges that the only information that the Underwriters through the Representative have furnished to the Company expressly for use in the Final Prospectus are the statements described in Section 9(a) above. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party will not relieve such indemnifying party from any liability which it may have to any indemnified party under the indemnity agreement contained in this Section 9 except to the extent it is materially prejudiced (through the forfeiture of substantive rights and defenses) as a result of such failure and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party otherwise than under the provisions of this Section 9. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties (such counsel to be selected by the Representative in the case of Sections 9(a) and 9(f) hereof); provided, further, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be selected by the Representative. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)) representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days before such settlement is entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(f) Contribution. If the indemnification provided for in this Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the relevant Selling Shareholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the relevant Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and each Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (after deducting discounts and commissions to the Underwriters but before deducting expenses) received by such Selling Shareholder bear to the total purchase discounts and commissions received by the Underwriters. The relative fault of the Company and each Selling Shareholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and such Selling Shareholder, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 9, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in this Section 9 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9(f); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under this Section 9 for purposes of indemnification.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(f).

Notwithstanding the provisions of this Section 9(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9(f) are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A-2. For purposes of this Section 9(f), each director, officer, selling agent and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company or Selling Shareholders, and each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Act and the Exchange Act, shall have the same rights to contribution as the Company and the Selling Shareholders.

10. Non-Recourse and Non-Petition Obligations with Respect to Stone Tower. Notwithstanding Sections 9(b) and 9(c) hereof, each Underwriter, severally and not jointly, and Stone Tower, hereby acknowledge and agree that the obligations between the Underwriters and Stone Tower will be solely the corporate obligations of each such party. Stone Tower will not have any recourse to any of the directors, officers, employees or selling agent of any Underwriter or any person who controls any Underwriter within the meaning of the Act and the Exchange Act with respect to any claims, losses, damages, liabilities or expenses, as incurred in connection with any transactions contemplated hereby. No Underwriter will have any recourse to any of the directors, or officers of Stone Tower, or any person who controls Stone Tower within the meaning of the Act and the Exchange Act, with respect to any claims, losses, damages, liabilities or expenses, as incurred, in connection with any transactions contemplated hereby. The Underwriters acknowledge and agree that the obligations of Stone Tower under this Agreement are limited in recourse to their respective collateral assets and, following exhaustion of such collateral assets, any claims of the Underwriters hereunder against Stone Tower shall be extinguished and shall not revive. The Underwriters agree not to file, or join in the filing of, a petition against Stone Tower under any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar law, or otherwise join in the commencement of any proceeding under any such laws, until the date that is at least one year and one day or, if longer, the applicable preference period then in effect, after the payment in full of all outstanding debt securities of Stone Tower. The provisions of this Section 10 shall survive the termination of this Agreement.

11. Termination of This Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission, (ii) trading in securities generally on either the NASDAQ Stock Market or the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by any of the federal or New York authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities in the manner and on the terms described in the General Disclosure Package or to enforce contracts for the sale of securities; (v) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 5(h) and 8 hereof, (b) any Underwriter to the Company, or (c) any party hereto to any other party except that the provisions of Section 9 hereof shall at all times be effective and shall survive such termination.

12. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and its officers, the Selling Shareholders and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, any Selling Shareholder or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.

13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Underwriters:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Facsimile: (212) 701-5111

Attention: Michael Kaplan

If to the Company:

LyondellBasell Industries N.V.

1 Berkeley Street

Mayfair, London

United Kingdom

W1J8DJ

Facsimile: 020 7016 9100

Attention: General Counsel

and

Lyondell Chemical Company

1221 McKinney Street

Suite 700

Houston, TX 77010

Facsimile: (713) 309-4631

Attention: General Counsel

with a copy to:

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, TX 77002

Attention: Timothy S. Taylor

If to the Selling Shareholders:

c/o Apollo Management Holdings, L.P.

9 West 57th Street, 43rd Floor

New York, New York 10019

Facsimile: (212) 515-3264

Attention: General Counsel

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Facsimile: (212) 872-1002

Attention: Rosa Testani, Esq.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such from any of the Underwriters merely by reason of such purchase.

14. Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16. Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”) as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The Company has irrevocably appointed National Corporate Research, Ltd. (“NCR”), located at 10 East 40th Street, New York, New York 10016 as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court. Service of any process, summons, notice or document sent to NCR in any manner permitted by applicable law shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

17. [RESERVED]

18. No Advisory or Fiduciary Responsibility. Each of the Company and the Selling Shareholders acknowledges and agrees that: (i) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction among the Company, the Selling Shareholders and the several Underwriters, and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Selling Shareholders or their respective affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholders with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholders on other matters) or any other obligation to the Company and the Selling Shareholders except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholders and that the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Shareholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

19. Taxes. All payments to be made by the Company and/or the Selling Shareholders under this Agreement (including, for purposes of this provision, to any relevant extent, the difference between the purchase price paid by the Underwriters for the Offered Securities and the offering price of the Offered Securities) shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies or imposts by the United Kingdom or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company or the Selling Shareholders, as the case may be, will increase the amount paid so that the full amount of such payment is received by the Underwriters. All fees and amounts payable by the Company and/or a Selling Shareholder to the Underwriters under this Agreement are exclusive of any value added tax or any similar taxes (“VAT”). If the transactions described in this Agreement are subject to VAT, the Selling Shareholders, severally and not jointly, will pay the Underwriters the applicable VAT.

20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Shareholders may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty with respect to transactions contemplated by this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

LYONDELLBASELL INDUSTRIES N.V.

By:	/s/ James L. Gallogly
Name:	James L. Gallogly
Title:	Sole Member of the Management Board

Apollo Entities:

AIE EUROLUX S.À R.L.

By:	/s/ Laurie Medley
Name:	Laurie Medley
Title:	Authorized Signatory

ACLF/LYONDELL S.À R.L.

By:	/s/ Laurie Medley
Name:	Laurie Medley
Title:	Authorized Signatory

ACLF CO-INVEST/LYONDELL S.À R.L.

By:	/s/ Laurie Medley
Name:	Laurie Medley
Title:	Authorized Signatory

LEVERAGESOURCE HOLDINGS SERIES III (LUX) S.À R.L.

By:	/s/ Laurie Medley
Name:	Laurie Medley
Title:	Authorized Signatory

LEVERAGESOURCE XI (N), L.P.

By: LeverageSource Holdings GP, LLC,
Its Investment Manager, on behalf of its General Partner

By:	/s/ Laurie Medley
Name:	Laurie Medley
Title:	Vice President

STONE TOWER CDO II LTD.

By: Apollo ST Debt Advisors LLC,
Its Manager

By:	/s/ Laurie Medley
Name:	Laurie Medley
Title:	Vice President

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Philip Drury
	Name:	Philip Drury
	Title:	Managing Director

Acting on behalf of itself and as the Representative of the several Underwriters.

SCHEDULE A-1

Selling Shareholder	Number of Offered Securities to Be Sold

AIE EuroLuX S.à r.l. Société à responsabilité limitée Registered office: 44, Avenue J. F. Kennedy L-1855 Luxembourg, Grand Duchy of Luxembourg Share capital: EUR 25,000 R.C.S. Luxembourg: B 138.696	52,895

ACLF Co-Invest / Lyondell S.à r.l. Société à responsabilité limitée Registered office: 44 Avenue J.F. Kennedy L-1855 Luxembourg, Grand Duchy of Luxembourg Share capital: USD 20,000 R.C.S. Luxembourg: B 144.973	292,502

ACLF / Lyondell S.à r.l. Société à responsabilité limitée Registered office: 44 Avenue J.F. Kennedy L-1855 Luxembourg, Grand Duchy of Luxembourg Share capital: USD 20,000 R.C.S. Luxembourg: B 145.023	319,006

LeverageSource Holdings Series III (Lux) S.à r.l. Société à responsabilité limitée Registered office: 44, Avenue J.F. Kennedy L-1855 Luxembourg, Grand Duchy of Luxembourg Share capital: USD 19,578 R.C.S. Luxembourg: B 149.478	7,336,786

Stone Tower CDO II Ltd.	3

LeverageSource XI (N), L.P.	7,998,808

Total	16,000,000

A-1

SCHEDULE A-2

Underwriter	Number of Offered Securities

Citigroup Global Markets Inc.	16,000,000

Total	16,000,000

A-2

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

Free Writing Prospectus dated September 3, 2013.

2.	Other Information Included in the General Disclosure Package

The information contained on the next page as Schedule B-1 is also included in the General Disclosure Package.

B

SCHEDULE B-1

The price paid by the applicable purchaser.

B-1

SCHEDULE C-1

Form of De Brauw Blackstone Westbroek N.V. Opinion,

Dutch Counsel to the Company

1.1	The Issuer has been incorporated and exists as a limited liability company (naamloze vennootschap).

1.2

(a)	The Issuer has the corporate power to enter into and perform the Underwriting Agreement.

(b)	The Issuer does not need to take any corporate action to ensure the validity, binding effect on and enforceability against the Issuer of the Underwriting Agreement.

(c)	The Issuer has validly signed the Underwriting Agreement.

1.3

(a)	The Issuer does not require any licence, dispensation, recognition or other governmental consent for its entry into and performance of the Underwriting Agreement.

(b)	There are no registration, filing or similar governmental formalities required to ensure the validity, binding effect on and enforceability against the Issuer of the Underwriting Agreement.

1.4	The entry into and performance of the Underwriting Agreement by the Issuer do not violate Dutch law or the Issuer’s articles of association.

1.5	The choice of New York Law as the governing law of the Underwriting Agreement is recognised and accordingly that law governs the validity, binding effect on and enforceability against the Issuer of the Underwriting Agreement.

1.6

(a)	In proceedings in a New York Court, New York Law determines the validity, binding effect on and enforceability against the Issuer of the Jurisdiction Clause.

(b)	A judgment rendered by a New York Court will not be recognised and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a New York Court which is enforceable in New York and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the judgment insofar as it finds that (i) the jurisdiction of the New York Court has been based on grounds which are internationally acceptable, (ii) proper legal procedures have been observed, and (iii) the judgment does not contravene Dutch public policy.

(c)	The Issuer is not entitled to immunity from legal proceedings nor are its assets immune from execution.

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1.7

(a)	The Sale Shares have been validly issued and are fully paid and nonassessable.[1]

(b)	Any statutory pre-emptive rights (voorkeursrechten) of the Issuer’s shareholders in relation to the issue of the Sale Shares have been validly excluded.

1.8	The statements in the Prospectus Supplement under the heading “Description of Capital Stock”, to the extent that they include descriptions of Dutch law or the Articles of Association as in force on the date of this opinion, are correct.

[1]	In this opinion, “nonassessable”—which term has no equivalent in Dutch—means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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SCHEDULE C-2

Form of Baker Botts L.L.P. Opinion,

U.S. Counsel to the Company

1. The Underwriting Agreement, assuming its due authorization, and further assuming its due execution and delivery by the Company insofar as such matters are governed by Dutch law, has been duly executed and delivered by the Company.

2. The statements set forth under the heading “Certain Tax Consequences—Material U.S. Federal Income Tax Considerations” in the Final Prospectus and in the General Disclosure Package, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute accurate summaries of the provisions of such statutes, rules and regulations and legal conclusions thereunder in all material respects, subject to the qualifications and assumptions stated therein.

3. The sale of the Offered Securities to the Underwriters by the Selling Shareholders pursuant to the Underwriting Agreement does not, and the performance by the Company of its obligations thereunder in accordance with its terms will not (i) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York (other than such as may be required under United States federal securities laws, any state securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority, as to which we express no opinion), (ii) result in a breach of, or constitute a default under, any of the agreements of the Company identified in Exhibit A hereto or (iii) result in a violation of any United States federal or New York State law or published rule or regulation (other than state securities or blue sky laws and anti-fraud laws, orders, rules and regulations, as to which we express no opinion), except in the case of clause (ii) and (iii) for such breaches, conflicts or violations as would not, individually or in the aggregate, have a Material Adverse Change.

4. No registration of the Company under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Offered Securities by the Selling Shareholders in the manner contemplated by the Underwriting Agreement and the Final Prospectus.

5. Under the laws of the State of New York relating to submission to jurisdiction, the Company, pursuant to Section 16 of the Underwriting Agreement, has (a) validly and irrevocably submitted to the personal jurisdiction of any New York State or U.S. federal court located in the City and County of New York, in any action arising out of or related to the Underwriting Agreement, (b) to the fullest extent permitted by applicable law, validly and irrevocably waived any objection to the venue of a proceeding in any such court, and (c) validly appointed NCR as its initial authorized agent for the purpose described in Section 16 of the Underwriting Agreement; and service of process effected in the manner set forth in Section 16 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Company in any such action.

We have reviewed the Registration Statement, the General Disclosure Package and the Final Prospectus and have participated in conferences with officers and other representatives of the Company, with representatives of the Selling Shareholders and their counsel, with representatives of the Company’s independent registered public accounting firm and with your representatives and your counsel, at which the contents of the Registration Statement, the General Disclosure

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Package, the Final Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the General Disclosure Package and the Final Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the General Disclosure Package and the Final Prospectus (except to the extent stated in paragraph 2 above). Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that nothing came to our attention that caused us to believe that:

(1)	the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(2)	the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(3)	the Final Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not, express any belief with respect to (a) the financial statements and schedules or other financial, accounting or statistical information contained or included or incorporated by reference therein or omitted therefrom or (b) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

The opinions set forth above are limited in all respects to matters of the laws of the State of New York and applicable federal law of the United States, each as in effect on the date hereof. We have relied as to matters of Dutch law upon the opinion of De Brauw Blackstone Westbroek N.V. furnished to you pursuant to the Underwriting Agreement.

Such counsel’s opinion shall also be subject to other qualifications as reasonably agreed to between such counsel and the Representative.

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Exhibit A

(to Schedule C-2)

1.	Indenture, among LYB International Finance B.V., as Issuer, LyondellBasell Industries N.V., as Guarantor, and Wells Fargo Bank, National Association, as Trustee, dated as of July 16, 2013.

2.	Officer’s Certificate of LYB International Finance B.V. relating to its 4.000% Guaranteed Note due 2023, dated as of July 16, 2013 (including the form of 4.000% Guaranteed Note due 2023).

3.	Officer’s Certificate of LYB International Finance B.V. relating to its 5.250% Guaranteed Note due 2043, dated as of July 16, 2013 (including the form of 5.250% Guaranteed Note due 2043).

4.	Indenture, dated as of April 9, 2012, among LyondellBasell Industries N.V., as issuer, each of the Guarantors named therein, as guarantors, Wells Fargo Bank, National Association, as trustee, registrar and paying agent (including form of 5.000% Senior Note due 2019 and form of 5.750% Senior Note due 2024).

5.	Warrant Agreement by and among LyondellBasell Industries N.V. and Computershare Inc. and Computershare Trust Company, N.A., dated as of April 30, 2010.

6.	Registration Rights Agreement by and among LyondellBasell Industries N.V. and the Holders (as defined therein), dated as of April 30, 2010.

7.	Credit Agreement, dated May 4, 2012, among LyondellBasell Industries N.V. and LYB Americas Finance Company, as Borrowers, the Lenders, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Deutsche Bank Securities Inc., as Syndication Agent and the other parties thereto.

8.	Indenture relating to 6.000% Senior Notes due 2021 by and among LyondellBasell Industries N.V., each of the Guarantors named therein and Wells Fargo Bank, National Association, dated as of November 14, 2011.

9.	Receivables Purchase Agreement, dated September 11, 2012, by and among Lyondell Chemical Company, as initial servicer, and LYB Receivables LLC, PNC National Association, as Administrator and LC Bank, certain conduit purchasers, committed purchasers, LC participants and purchaser agents that are parties thereto from time to time.

10.	Purchase and Sale Agreement, dated September 11, 2012, by and among Lyondell Chemical Company, Equistar Chemicals, LP and LyondellBasell Acetyls, LLC, the other originators from time to time parties thereto, Lyondell Chemical Company, as initial servicer, and LYB Receivables LLC.

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SCHEDULE C-3

Form of LyondellBasell In-House Opinion

1. Each of the Significant Subsidiaries organized under the laws of a U.S. jurisdiction has been duly organized and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate, limited liability company or limited partnership) under such laws to own its properties and conduct its business as described in the General Disclosure Package, the Final Prospectus and the documents incorporated by reference in each of them, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not result in a Material Adverse Change; and all the outstanding shares of capital stock or other ownership interests of each such Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and (except (i) any Liens permitted under the indentures dated as of April 9, 2012, November 14, 2011 and July 16, 2013, relating to the Company’s 5% Senior Notes due 2019 and 5.75% Senior Notes due 2024; the Company’s 6.0% Senior Notes due 2021; and the 4.000% Guaranteed Notes due 2023 and 5.250% Guaranteed Notes due 2043 issued by LYB International Finance B.V. and guaranteed by the Company, respectively, and (ii) as otherwise set forth in the General Disclosure Package, the Final Prospectus and the documents incorporated by reference in each of them) are owned, directly or indirectly by the Company, free and clear of all consensual liens, encumbrances, equities and similar claims.

2. Other than as set forth or contemplated in the General Disclosure Package, the Final Prospectus and the documents incorporated by reference in each of them, to the best of my knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened or contemplated against the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or its subsidiaries, could individually or in the aggregate reasonably be expected to result in a Material Adverse Change.

3. I do not know of any statutes, regulations, contracts or other documents that would be required by the Act to be disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not so disclosed (including by way of incorporation by reference).

4. To the best of my knowledge, the Company is not, and with the giving of notice or lapse of time or both would not be, in violation of or in default under any agreement or instrument to which the Company is a party or by which it or any of its properties is bound, except in the case of for violations and defaults which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

5. The sale of the Offered Securities to the Underwriters by the Selling Shareholder pursuant to the Underwriting Agreement does not, and the performance by the Company of its obligations under the Underwriting Agreement will not, (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default

C-3-1

under, any agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or its subsidiaries is subject, (b) result in a violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, or (c) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company is a party or by which the Company or its property is bound; except where the conflict, breach, default, violation, or the imposition or creation of a Lien would not reasonably be expected to result in a Material Adverse Change, and in the case of (b) where I express no opinion with respect to state securities laws or the antifraud provisions of the United States securities laws.

6. Except as disclosed in the General Disclosure Package, the Final Prospectus and the documents incorporated by reference in each of them, (a) the Company, and, to the best of my knowledge, each subsidiary of the Company, owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof except such as could not reasonably be expected to result in a Material Adverse Change; (b) to the best of my knowledge, none of the Company or any of its subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company or any of its subsidiaries could reasonably be expected to result in a Material Adverse Change; and (c) to the best of my knowledge, each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change.

7. The Registration Statement and the Final Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which we express no opinion.

8. Except as disclosed in the General Disclosure Package and the Prospectus, to the best of my knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, other than the Selling Shareholders, except for such rights as have been duly waived.

In addition, I have participated in conferences with officers and other representatives of the Company, and persons under my direction or control have participated in conferences with officers and other representatives of the Company, with representatives of the Selling Shareholders and their counsel, representatives of the independent accountants of the Company, with your representatives and your counsel at which conferences the contents of the General

C-3-2

Disclosure Package, the Final Prospectus, portions of certain of the documents incorporated by reference in each of them and related matters were discussed. Although I did not independently verify such information and am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the General Disclosure Package, the Final Prospectus and the documents incorporated by reference in each of them, on the basis of the foregoing (relying as to materiality, to the extent I deem reasonable, upon officers and other representatives of the Company), no facts have come to my attention to lead me to believe that (a) the General Disclosure Package, including the documents incorporated by reference therein (other than the financial statements, the notes thereto and the auditor’s reports thereon, management’s report on internal control over financial reporting and the other financial and accounting data contained therein or omitted therefrom), at the time of execution of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Final Prospectus, including the documents incorporated by reference therein (other than the financial statements, the notes thereto and the auditor’s reports thereon, management’s report on internal control over financial reporting and the other financial and accounting data contained therein or omitted therefrom), as of the date thereof or the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

C-3-3

SCHEDULE C-4

Form of Cleary Gottlieb Steen & Hamilton LLP Opinion,

U.K. Tax Counsel to the Company

1. No United Kingdom stamp duty or stamp duty reserve tax is payable in connection with the sale and transfer of the Offered Securities by the Selling Shareholders in accordance with the electronic book-entry procedures of the Depository Trust Company.

2. The statements in the General Disclosure Package and the Final Prospectus under the heading “Certain Tax Consequences—Material U.K. Tax Considerations,” to the extent that they include descriptions of U.K. tax law or legal conclusions thereunder, are, subject to the limitations, assumptions and reservations stated therein, correct.

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SCHEDULE D-1

Form of Akin Gump Strauss Hauer & Feld LLP Opinion,

U.S. Counsel to the Selling Shareholders

1. With respect to each Selling Shareholder, the sale of the Shares to be sold by such Selling Shareholder under the Underwriting Agreement and the compliance by such Selling Shareholder with all of the provisions of the Underwriting Agreement with respect to such Shares will not violate Applicable Law or any judgment, order or decree of any United States Federal or New York State court known to such counsel (it being understood that the knowledge of such counsel will be limited to the information specified by such Selling Shareholder in a certificate to such counsel). For purposes of this letter, the term “Applicable Law” means the Federal laws of the United States of America and the laws of the State of New York, in each case as currently in effect, that in such counsel’s experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, except that “Applicable Law” does not include the antifraud provisions of the securities laws of any applicable jurisdiction or any state securities, the rules and regulations of FINRA, Blue Sky laws of the various States, fraudulent conveyance or transfer laws or tax laws, without regard to the particular nature of the business conducted by any Selling Shareholder.

2. With respect to each Selling Shareholder, no consent, approval, authorization or order of, or filing or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities laws, the rules and regulations of FINRA or the antifraud provisions of the securities laws of any applicable jurisdiction or any state securities laws, as to which we express no opinion) is required under any Applicable Law for the performance by such Selling Shareholder of its obligations under the Underwriting Agreement in connection with the Shares to be sold by such Selling Shareholder thereunder. For purposes of this letter, the term “Governmental Authorities” means any United States Federal or New York State court or governmental authority having jurisdiction over a Selling Shareholder.

3. Assuming each Underwriter acquires its interest in the Offered Securities under the Underwriting Agreement in good faith without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code in effect in the State of New York at the date of this letter (the “NY-UCC”)) with respect to the Offered Securities, (i) each Underwriter that has purchased the Offered Securities delivered on the date hereof to The Depository Trust Company (assuming The Depository Trust Company is a clearing corporation within the meaning of Section 8-102(a)(5) of the NY-UCC) or other securities intermediary (assuming such other securities intermediary is a securities intermediary within the meaning of Section 8-102(14) of the NY-UCC) by making payment therefor as provided in the Underwriting Agreement, and that has had the Offered Securities credited by book entry to the securities account or accounts (within the meaning of Section 8-501(a) of the NY-UCC, assuming that the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the NY-UCC) for the securities account or accounts is the State of New York) of such Underwriter maintained by The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the NY-UCC) to such Offered Securities purchased by such Underwriter and (ii) no action based on an adverse claim (within the meaning of Section 8-102(a)(1) and Section 8-502 of the NY-UCC) may be asserted against such Underwriter with respect to such Offered Securities.

D-1-1

SCHEDULE D-2

Form of Walkers Opinion,

Cayman Islands Counsel to the Selling Shareholders

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.	The Partnership is an exempted limited partnership duly formed, registered and validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Exempted Limited Partnerships in the Cayman Islands.

2.	Based solely upon our review of the Partnership Records (as defined in Schedule 1) the general partner of the Partnership is the Company.

3.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

4.	The Company has full corporate power and authority to execute and deliver the Document and to perform its obligations under the Document on its own account and as general partner of the Partnership, as provided in the Partnership Agreement (as defined in Schedule 1).

5.	The Document has been duly authorised and executed by the Company on its own account and/or as general partner of the Partnership (as the case may be) and when delivered by the Company in such capacities, will constitute the legal, valid and binding obligations of the Company and/or the Partnership (as the case may be) enforceable in accordance with its terms.

6.	The execution, delivery and performance of the Document by the Company, on its own account or as general partner of the Partnership (as the case may be) and the consummation of the transactions contemplated thereby and the compliance by the Company and the Partnership with the terms and provisions thereof do not:

(a)	contravene any law, public rule or regulation of the Cayman Islands applicable to the Company or the Partnership which is currently in force;

(b)	contravene the Memorandum and Articles of Association of the Company; or

(c)	contravene the Partnership Agreement.

7.	Neither:

(a)	the execution, delivery or performance of the Document; nor

(b)	the consummation or performance of any of the transactions contemplated thereby by the Company or the Partnership,

(c)	requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any Cayman Islands governmental or judicial authority or agency.

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8.	The law of New York chosen in the Document to govern its interpretation would be upheld as a valid choice of law in any action on that Document in the courts of the Cayman Islands (the “Courts” and each a “Court”) and the Courts will observe and give effect to the choice of the law of New York as the governing law of the Document.

9.	A judgment obtained in a court of New York will be recognised and enforced in the Courts without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the Grand Court of the Cayman Islands (the “Grand Court”), where the judgment:

(a)	is final and conclusive;

(b)	is one in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules;

(c)	is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief (following Bandone Sdn Bhd v Sol Properties Inc. [2008] CILR 301); and

(d)	was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

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SCHEDULE D-3

Form of Loyens & Loeff Luxembourg S.à r.l. Opinion,

Luxembourg Counsel to the Selling Shareholders

Based upon the assumptions made above and subject to the qualifications set out below and any matter not disclosed to us, we are of the following opinion:

1.1	Status

Each Company is a private limited liability company (société à responsabilité limitée), incorporated and validly existing under Luxembourg law for an unlimited duration.

1.2	Corporate power and authority

Each of the Companies (i) has the corporate power to execute the Underwriting Agreement and to perform the obligations expressed to be assumed by it thereunder and (ii) has taken all corporate action necessary to authorise the execution and performance of the Underwriting Agreement.

1.3	Due execution

The Companies have duly executed the Underwriting Agreement.

1.4	No conflict with laws

The execution by the Companies of the Underwriting Agreement does not result in any violation of (i) the Articles or (ii) the Luxembourg law on commercial companies dated August 10, 1915, as amended (the Law on Commercial Companies).

1.5	Consents

The execution by the Companies of the Underwriting Agreement does not require any authorisation or approval from, action by, notice to or filing with, any government, administration or other authority or court in Luxembourg.

1.6	Stamp duty

No stamp or registration duty, or similar taxes or charges are payable in Luxembourg in connection with the execution of the Underwriting Agreement.

1.7	No immunity

The Companies are not entitled in Luxembourg to claim immunity from jurisdiction or execution with respect to any action or proceedings brought in connection with its obligations under the Underwriting Agreement.

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1.8	Choice of law

The choice of the law of the State of New York as the law governing the Underwriting Agreement will be upheld as a valid choice of law by the courts of Luxembourg.

1.9	Submission to jurisdiction

The submission to jurisdiction by the Companies contained in the Underwriting Agreement is valid, binding and enforceable on the Companies.

1.10	Enforcement of judgments

A final and conclusive judgment in respect of the Underwriting Agreement obtained against the Companies in the federal courts of the United States of America located in the City and County of New York or courts of the State of New York would be recognised and enforced by Luxembourg courts subject to the applicable enforcement procedure (exequatur).

Pursuant to Luxembourg case law, the granting of exequatur is subject to the following requirements:

(a) the foreign court order must be enforceable in the country of origin,

(b) the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules,

(c) the foreign procedure must have been regular according to the laws of the country of origin,

(d) the foreign decision must not violate the rights of defense,

(e) the foreign court must have applied the law which is designated by Luxembourg conflict of law rules, or, at least, the order must not contravene the principles underlying these rules,

(f) the considerations of the foreign order as well as the judgment as such must not contravene Luxembourg international public order, and

(g) the foreign order must not have been rendered subsequent to an evasion of Luxembourg law (fraude à la loi).

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SCHEDULE D-4

Form of Maples and Calder Opinion,

Cayman Islands Counsel to Stone Tower CDO II Ltd.

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

1.2	The Company has all requisite capacity, power and authority under the Memorandum and Articles to enter into, execute and perform its obligations under the Underwriting Agreement.

1.3	The execution and delivery of the Underwriting Agreement does not, and the performance by the Company of its obligations under the Underwriting Agreement will not, conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule or regulation applicable to the Company currently in force in the Cayman Islands.

1.4	The execution, delivery and performance of the Underwriting Agreement has been authorised by and on behalf of the Company and, upon the execution and unconditional delivery of the Underwriting Agreement by a director of the Company for and on behalf of the Company, the Underwriting Agreement has been duly executed and delivered on behalf of the Company.

1.5	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the execution, creation or delivery of the Underwriting Agreement by and on behalf of the Company;

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Underwriting Agreement against the Company; or

(c)	the performance by the Company of its obligations under the Underwriting Agreement.

1.6	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

1.7	The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Underwriting Agreement.

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1.8	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

The opinions expressed above are subject to the following qualifications:

2.1	The courts of the Cayman Islands will not observe and give effect to a choice of the laws of a particular jurisdiction as the governing law of a document if to do so would be contrary to the public policy of the Cayman Islands.

We express no view as to the commercial terms of the Underwriting Agreement or whether such terms represent the intentions of the parties and make no comment with regard to the warranties or representations that may be made by the Company.

This opinion letter is addressed to and is for the benefit solely of the addressees and may not be relied upon by any other person for any purpose, nor may it be transmitted or disclosed (in whole or in part) to any other person without our prior written consent.

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